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                                                                    Exhibit 99.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to (S)230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Aviston Financial Corporation with and into Kankakee Bancorp, Inc., as a person who is expected to become a director of Kankakee Bancorp, Inc., upon the consummation of such merger. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of Kankakee Bancorp, Inc. and will not be required to sign the Registration Statement.



June 27, 2003
                                            /s/ Thomas A. Daiber
                                        ----------------------------------------
                                            Thomas A. Daiber